SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  March 23, 2010

 Feel Golf Co., Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

California	000-26777	77-0532590
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

1354-T Dayton St.
Salinas, CA 93901
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(831) 422-9300
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On March 23, 2010, Feel Golf Company, Inc. (OTC Bulletin Board: FEEL) (the "Company"), a seller of golf grips and wedges, entered into a Convertible Debentures with Long Side Ventures, LLC due March 23, 2012 for $100,000 (the “Note”). The Note bears interest at an annual rate of 15% payable upon maturity.  At the Company's option, the interest can be paid in either cash or, subject to the satisfaction of certain customary conditions, registered shares of the Company’s common stock, $0.0001 par value, (the “Common Stock”).  The holders, however, may convert the Notes into shares of Common Stock at a conversion price of the higher of (i) 50% of the average of the five lowest closing prices for the Company’s common stock during the fifteen (15) trading days prior to the conversion or (ii) $0.0001.

In addition on March 23, 2010 the Company entered into a drawdown equity financing agreement (“DEFA”) with Long Side. In connection with the DEFA between the parties, the Company has agreed to issue and sell to Long Side that number of shares of the Company’s common stock (“Shares”), par value $0.0001 per share, which can be purchased pursuant to the terms of the DEFA for an aggregate purchase price of up to One Million Dollars ($1,000,000).

Under the DEFA, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder and applicable state securities laws.  These registration rights involve filing a Form S-1 registration for the Shares.

The following summary contains the main terms of the DEFA:

●
The Company, at its sole and exclusive option, may issue and sell to Long Side, and, except for conditions outside of Long Side’ control, Long Side shall be obligated to purchase from the Company, shares of the Company’s Common Stock, in the Company’s sole discretion, of Drawdown Notices.  The number of shares of Common Stock that Long Side shall purchase pursuant to each Advance shall be determined by dividing the amount of the Advance by the Purchase Price.  No fractional shares shall be issued. Fractional shares shall be rounded to the next higher whole number of shares.

●
Long Side shall immediately cease selling any shares if the price falls below a floor price, as designated in the DEFA. The Company, in its sole and absolute discretion, may waive its right with respect to the floor and allow Long Side to sell any shares below that floor price.  Only when the closing bid price of the stock is above the floor price (the price at the time when Long Side must immediately cease selling shares) may Long Side reinitiate selling of any shares without such waiver from the Company required under this subsection.

●	The purchase price shall be set at 80% of the lowest closing bid price of the common stock during a designated pricing period, as defined in the DEFA.

 Item 3.02  Unregistered Sales of Equity Securities

The information set forth in Item 1.01 hereof is incorporated by reference into this Item 3.02.  The Notes and the Warrants were issued in reliance on exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506 of Regulation D promulgated under the Act.  These transactions qualified for exemption from registration because among other things, the transactions did not involve a public offering, each investor was an accredited investor and/or qualified institutional buyer, each investor had access to information about the Company and their investment, each investor took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 9.01   Financial Statements and Exhibits.

Exhibits.

10.1	Convertible Debenture dated March 25, 2010
10.2	Drawdown Equity Financing Agreement dated March 25, 2010
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Feel Golf Co., Inc.
Date: March 26, 2010	/s/ Lee Miller
By: Lee Miller
Chief Executive Officer Interim Chief Financial Officer